Exhibit 99.1

CONTACT:
Gar Jackson
Director Investor Relations
(714) 414-4049

FOR IMMEDIATE RELEASE

PACIFIC SUNWEAR ANNOUNCES 21% INCREASE IN FIRST QUARTER EARNINGS PER SHARE

     ANAHEIM, CA/May 12, 2005 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today reported results for the first quarter ended April 30, 2005. A telephone replay of the conference call will be available beginning approximately two hours following the call for 72 hours and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 6115210. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the company’s investor relations Web site through midnight, May 12, 2006.

     Net income for the first quarter of fiscal 2005 increased 17.6% to $17.6 million, compared to $15.0 million in the prior year. Earnings per diluted share increased 21.1% to $0.23, compared to $0.19 per diluted share for the first quarter of fiscal 2004. Total sales for the first quarter (13 weeks) ended April 30, 2005 were $280.0 million, an increase of 14.1% over total sales of $245.5 million for the first quarter (13 weeks) ended May 1, 2004. Same-store sales increased 3.0% for the comparable thirteen-week period ended April 30, 2005.

     “I am pleased with our first quarter results,” commented Seth Johnson, Chief Executive Officer of Pacific Sunwear. “We achieved a strong earnings increase through tight management of our inventory and expenses. This quarter we also passed the 1,000 store milestone with the opening of 23 net new stores.”

     Pacific Sunwear, operating under two distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of April 30, 2005, the Company operated 754 PacSun stores, 86 PacSun Outlet stores and 173 d.e.m.o. stores for a total of 1,013 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com and merchandise carried at d.e.m.o. stores can be found at www.demostores.com.

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements of the Company herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always through the use of words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans,” “intends,” “estimated,” “projects” and “outlook”) are not

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements included in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Such uncertainties include, among others, the following factors; changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; fluctuations in comparable store net sales results; expansion and management of growth; reliance on key personnel; dependence on single distribution facility; economic impact of terrorist attacks or war/threat of war; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 29, 2005 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENT OF INCOME
(unaudited)
(in $000’s, except share and per share data)

	FIRST QUARTER ENDED
	APR 30, 2005	MAY 1, 2004
Net sales	$279,985	$245,501
Gross margin	97,350	86,205
Selling, G&A expense	70,123	62,592

Operating income	27,227	23,613
Interest income, net	1,086	457

Income before taxes	28,313	24,070
Income tax expense	10,706	9,101

Net income	$17,607	$14,969

Net income per share, basic	$0.23	$0.19

Net income per share, diluted	$0.23	$0.19

Weighted average shares outstanding, basic	75,292,587	78,157,771

Weighted average shares outstanding, diluted	76,579,259	80,146,144

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in $000’s)

	APR 30, 2005	JAN. 29, 2005
ASSETS
Current assets:
Cash & cash equivalents	$79,964	$64,308
Short-term investments	81,431	79,223
Inventories	172,128	175,081
Other current assets	34,135	34,206

Total current assets	367,658	352,818
Property and equipment, net	313,917	304,222
Other long-term assets	22,017	20,738

Total assets	$703,592	$677,778

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$80,841	$87,781
Income taxes payable	3,645	5,993
Current portion of long-term debt and capital leases	1,219	1,536

Total current liabilities	85,705	95,310
Deferred lease incentives	72,739	67,683
Deferred rent	27,115	26,826
Other long-term liabilities	31,075	29,925

Total long-term liabilities	130,929	124,434
Total shareholder’s equity	486,958	458,034

Total liabilities and shareholders’ equity	$703,592	$677,778

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited)
(in $000’s)

	FIRST QUARTER ENDED
	APR 30, 2005	MAY 1, 2004
Cash flows from operating activities:
Net income	$17,607	$14,969
Depreciation & amortization	15,001	11,936
Loss on disposal of property and equipment	—	1,851
Tax benefits related to exercise of stock options	3,754	2,488
Changes in operating assets and liabilities:
Inventories	2,953	(10,161)
Accounts payable and accrued expenses	(8,180)	(5,740)
Income taxes and deferred income taxes	(2,348)	(9,701)
Deferred lease incentives	4,675	2,223
Other assets and liabilities	176	(2,083)

Net cash provided by operating activities	33,638	5,782
Cash flows from investing activities:
Capital expenditures	(21,648)	(17,122)
Purchases of short-term investments	(250,158)	(335,269)
Maturities of short-term investments	247,950	322,700

Net cash used in investing activities	(23,856)	(29,691)
Cash flows from financing activities:
Repayments of long-term debt and capital leases	(547)	(463)
Repurchase of common stock	—	(42,874)
Proceeds from exercise of stock options	6,421	5,334

Net cash provided by financing activities	5,874	(38,003)
Net decrease in cash and cash equivalents	15,656	(61,912)
Cash and cash equivalents, beginning of period	64,308	109,640

Cash and cash equivalents, end of period	$79,964	$47,728

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	APR 30, 2005	MAY 1, 2004
Stores open at beginning of first quarter	990	877
Stores opened during first quarter	27	31
Stores closed during first quarter	(4)	(1)

Stores open at end of first quarter	1,013	907

Other operating data:
PacSun stores	754	689
Outlet stores	86	81
d.e.m.o. stores	173	137
Total square footage at end of period (in thousands)	3,548	3,117

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000